EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the __11__ day of __April__, 2001.


BETWEEN:


               Cormax Business Solutions Inc., ("Cormax Inc.") a body corporate incorporated under the laws of the state Utah, having offices in the City of Calgary, in the Province of Alberta, (hereinafter collectively called the "Corporation")

                                                              OF THE FIRST PART

                                     - and -


               Todd Violette, an individual residing in the City of Calgary, in the Province of Alberta (hereinafter called the "Employee")


                                                             OF THE SECOND PART


         WHEREAS the Corporation wishes to retain the services of the Employee in the capacity of President of the Corporation, to assist in the furtherance of its Business activities as hereinafter defined;


     AND WHEREAS Cormax Business Solutions Inc., agreed in respect to the claims of the Employee hereunder referred to herein as the Corporation;


         AND WHEREAS the Corporation and the Employee have agreed that their relationship will be governed by the terms and conditions of this Employment Agreement (hereinafter the "Agreement");


         AND WHEREAS as of the effective date of this Agreement the Business activities will be performed by the Employee in respect to the operation of the entire corporation ("Cormax Inc.");





         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the provision of services by the Employee to the Corporation, and the employment of the Employee by the Corporation, and for other good and valuable consideration, the Parties hereto agree as follows:

                                   Article I
                         DEFINITIONS AND INTERPRETATION

1.1  In this Agreement, the following terms shall have the following meanings:

(a)  "Act" means the Alberta Business Corporations Act, as amended;

(b) "Affiliated" has the meaning set out in the Act, and an "Affiliate" means one of two or more Affiliated bodies corporate;

(c)  "Agreement" means this Employment Agreement;

(d) "Associated Group" means two or more Persons who are associated with respect to the exercise of rights attached to Voting Interests in an Entity by contract, business arrangement, personal relationship, common control in fact through the ownership of Voting Interests, or otherwise, in such a manner that they would ordinarily be expected to act together on a continuing basis with respect to the exercise of those rights;

(e) "Base Salary" means the amount paid to the Employee annually by the Corporation pursuant to Article 5.1;

(f) "Benefits" means those amounts or entitlements provided by or paid for by the Corporation in respect of the Employee pursuant to Article 6;

(g) "Business" means the business of network design and support, delivery of communication hardware and architecture to corporate user, development of wireless footprints, value added reseller for equipment manufacturers, corporate branding, web design and hosting;

(h) "Cause" means the termination of the Employee's employment by the Corporation for any reason which would entitle the Corporation to terminate the Employee's employment without notice or payment in lieu of notice at common law, or under the provisions of any other applicable law or regulation and includes, without limiting the generality of the foregoing:

          (i) Fraud, misappropriation of the Corporation's property or funds, embezzlement, malfeasance, misfeasance or nonfeasance in office which is willfully or grossly negligent on the part of the Employee;

          (ii) The willful allowance by the Employee of his duty to the Corporation and his personal interest to come in conflict in a material way in breach of the obligations of the Employee set forth in article 13.1 hereof, in relation to any transaction or matter that is of a substantial nature; or

          (iii) The material breach by the Employee of the following enumerated covenants or obligations under this Agreement, namely, any violation of the terms of the Employee Confidentiality, Nondisclosure and Non-Competition Agreement attached hereto as Schedule "F";

(i)      "Change of Control" means:


          For the purposes of this Agreement, a Change of Control shall be deemed to have occurred at such time as:

          (i) the sale, lease or transfer by the Corporation of all or substantially all of the assets of the Corporation to any Person other than a Related Corporation; or

          (ii)  approval  by  the   shareholders   of  the  Corporation  of  the
          liquidation, dissolution or winding-up of the corporation; or

                  (a) a situation in which the majority of the Board of Directors of the Corporation following a meeting of the shareholders of the Corporation involving a contest for, or an item of business relating to, the election of directors, are not management nominees to the Board of Directors.

(j) "Company Property" includes any materials, tools, equipment, devices, records, files, data, tapes, computer programs, computer disks, software, communications, letters, proposals, memoranda, lists, drawings, blueprints, correspondence, specifications or any other documents or property belonging to the Corporation or any Related Corporation;

(k) "Confidential Information" means any information of a confidential nature which relates to the Business of the Corporation or any Related Corporation, including, without limiting the generality of the foregoing, trade secrets, technical information, marketing strategies, sales and pricing policies, financial information, business, marketing or technical plans, programs, methods, techniques, concepts, formulas, documentation, intellectual property, software, industrial designs, products, strategic studies, client and supplier lists, shareholder data and personnel information of the Corporation and any Related Corporation. Notwithstanding the foregoing, Confidential Information shall not include any information which:

          (i) was in the possession of or known to the Employee, without any obligation to keep it confidential, before it was disclosed to the Employee by the Corporation; or

          (ii) is or becomes public knowledge  through no fault of the Employee;
          or

          (iii) is independently developed by the Employee outside the scope of his employment duties to the Corporation; or

          (iv) is disclosed by the Corporation to another Person without any restriction on its use or disclosure; or

          (v) is or becomes lawfully available to the Employee from a source other than the Corporation.

(l)       "Convertible   Securities"   means  any   securities   convertible  or
          exchangeable into Shares or carrying the right or obligation to acquire Shares;

(m) "Effective Date" means April 11, 2001 or such other date as the parties may mutually agree to;

(n)      "Employee" means Todd Violette;

(o)      "Employer" means Cormax Business Solutions Inc.;

(p)      "Entity" means a Person other than a natural person;

(q) "Holder" means any Person or group of Persons (other than a Related Corporation) acting jointly or in concert, or associated or Affiliated with any such Person, group of Persons or any of such Persons acting jointly or in concert;

(r) "Monthly Base Salary" means the annual Base Salary paid to the Employee, divided by 12;

(s) "Notice" means any Notice given by one Party to the other Party in accordance with Article 14;

(t) "Party" means one or other of the Employee and the Corporation, and "Parties" means both the Employee and the Corporation;

(u) "Permanent Disability" means a mental or physical disability whereby the Employee:

          (i) is unable, due to illness, disease, mental or physical disability or similar cause, to fulfill his or her obligations as an employee or officer of the Corporation for any consecutive 3 month period, or for any period of 4 or more months (whether consecutive or not) in any consecutive 12 month period; or

          (ii) is declared by a Court of competent jurisdiction to be mentally incompetent or incapable of managing his or her affairs;

(v)       "Person" means a natural  person,  firm,  corporation,  company,  body
          corporate,   trust,   partnership,    joint   venture,    association,
          unincorporated organization, government or any agency thereof;

(w) "Related Corporation" means any subsidiary, parent company, division, Affiliate, predecessor or successor of the Corporation;

(x) "Remuneration" means the Base Salary and other amounts the Employee is entitled to receive pursuant to Article 5, including the bonus entitlement set out in Schedule "A", as well as the value of the Employer paid portion of the benefits provided to the Employee pursuant to the provisions of Schedule "C";

(y) "Term" means the period during which this Agreement remains in force pursuant to Article 3;

(z) "Termination Date" means the last day actively worked by the Employee for the Corporation;

(aa)     "Triggering Events" means any one or more of the following:

          (i) the written election of the employee within 180 days of the effective date of the Change of Control to terminate his employment in accordance with the provisions of article 10.2 (a) of this Agreement ; or

          (ii) failure by the Corporation to offer the Employee employment on substantially the same terms and conditions as existed immediately prior to the Change of Control, taking into consideration the Employee's duties, responsibilities and status within the Corporation, the titles and offices held by the Employee within the Corporation and the salary, benefits and other compensation received by the Employee pursuant to his employment with the Corporation; or

          (iii) the assignment by the Corporation to the Employee of any duties which are inconsistent with the Employee's position, duties, and responsibilities within the Corporation as in effect immediately prior to the effective date of the Change of Control; or

          (iv) a reduction by the Corporation of the Employee's Remuneration or Benefits, other than a reduction imposed on all employees of the Corporation which would not constitute constructive dismissal at common law, or any change in the basis upon which such Remuneration or Benefits are determined and calculated, other than a change which does not result in a reduction in the overall economic benefit to the Employee, taking into account all Remuneration and Benefits; or

          (v) failure by the Corporation to continue in effect or otherwise provide substantially similar benefits for the Employee including any life, disability, medical and dental, health and accident insurance, or any pay incentive, bonus or deferred compensation plan or program to which the Employee was entitled immediately prior to the Change of Control; or

          (vi) termination of the Employee's employment by the Corporation that is without Cause or is finally determined by a court of competent jurisdiction to be without Cause.

(bb)     "Voting Interest", with respect to:

          (i) a corporation, company or other body corporate with share capital, means a Voting Share or any right which upon exercise, conversion or otherwise is capable of becoming, directly or indirectly, a Voting Share or giving to the holder thereof rights similar to those enjoyed by the owner of a Voting Share;

          (ii) a corporation, company or other body corporate without share capital, means an ownership interest in the assets thereof that entitles the owner to rights similar to those enjoyed by the owner of a Voting Share; and

          (iii) a partnership, trust, joint venture, association, unincorporated organization, government or an agency thereof, means an ownership interest in the assets thereof that entitles the owner to participate in the direction of the policy thereof;

(cc)     "Voting Share" means:

          (i) a share in the capital of a corporation, company or other body corporate to which is attached a voting right ordinarily exercisable at meetings of shareholders of the corporation, company or other body corporate; and

          (ii) any other right granted by or in respect of a corporation, company or other body corporate currently exercisable to elect or appoint:

               (A) individuals to the board of directors of the corporation, company or other body corporate; or

               (B)   individuals   forming  such  other  group  of   individuals
               comprising the directing mind or will of the corporation, company or other body corporate.

1.2 The headings in this Agreement are inserted for convenience and ease of reference only, and shall not affect the construction or interpretation of this Agreement.

1.3 All words in this Agreement importing the singular number include the plural, and vice versa. All words importing gender include the masculine, feminine and neuter genders.

1.4      All monetary amounts are in Canadian dollars.

                                   Article II
                             EMPLOYMENT OF EMPLOYEE

2.1 The Corporation agrees to employ the Employee as the Manager of Operation for the Wireless Division of the Corporation, and the Employee agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

2.2 The parties hereto agree that the relationship between the Corporation and the Employee is that of employer and employee.

                                  Article III
                                TERM OF AGREEMENT

3.1 The Term of this Agreement shall be for an indefinite period from the Effective Date, unless earlier terminated by the Corporation or the Employee pursuant to the terms and conditions of this Agreement.

                                   Article IV
                               DUTIES OF EMPLOYEE

4.1      The Employee shall, during the Term of this Agreement:

     (a) perform the duties and responsibilities of the President of the Corporation, as set forth under the heading "Duties of Position" in Schedule "A" attached hereto

     (b) devote the whole of his or her working time, attention, efforts and skill to the performance of his or her employment duties and responsibilities as set out herein, and truly and faithfully serve the best interests of the Corporation at all times. In particular, and without limiting the generality of the foregoing, the Employee shall not engage in any personal activities or any employment, consulting work, trade or other business activity on his or her own account or on behalf of any other Person which may compete, conflict or interfere with the performance of the Employee's duties hereunder in any way. It shall not be a violation of this
     Article 4.1(b) for the Employee to engage in a voluntary activity or other public service which does not interfere with the Employee's duties under this Agreement; and

                                   Article V
                                  REMUNERATION

5.1 During the term of this Agreement, subject to being amended up words as hereinafter provided, the Corporation shall pay to the Employee a salary of $120,000 per annum (the "Base Salary") being in the Base Salary of Employee stipulated in Schedule "A" under the heading "Base Salary" as of the effective date of this Agreement, less required statutory deductions, payable in equal semi-monthly installments in such a manner as the parties may mutually agree. The Employee's Base Salary will be reviewed annually by the Board of Directors of the Corporation, and may be increased at the sole discretion of the Board of Directors, based upon such factors as the Board of Directors in its sole discretion determines are relevant, which factors may include the performance of the Corporation and the Employee compensation arrangements of other corporations of a similar size engaged in a similar Business to that of the Corporation in Canada.

5.2 The Employee may also be granted a performance bonus from time to time on terms and conditions, and in an amount to be determined by the Board of Directors of the Corporation, in its sole discretion, based upon such factors set forth in the bonus plan set out and heading "Performance Incentive Bonus Plan" in Schedule "A" attached hereto (the "Bonus Plan"), which factors may include the Employee's performance under the terms of this Agreement and the performance of the Corporation. Subject to the foregoing terms, the Board of Directors shall exercise its discretion reasonably.

5.3  The   Corporation   shall   reimburse  the  Employee  for  all   reasonable
out-of-pocket expenses incurred in the performance of his or her employment duties under this Agreement, including, without limiting the generality of the foregoing, all travel and promotional expenses payable or incurred by the Employee in connection with the performance of his or her employment duties. All payments or reimbursements of expenses shall be subject to the submission by the Employee of appropriate vouchers, bills and receipts.

5.4 Upon termination of this Agreement for any reason, the Employee shall be entitled to receive any Remuneration earned up to the Termination Date, in addition to any other severance or termination payment which is payable under the terms of this Agreement. Employee shall also be entitled to receive, at the time of his termination of employment, any bonus to which Employee may be entitled under Article 5.3 of this Agreement, which bonus shall be pro-rated to the Termination Date. Said prorated bonus shall be payable at the time stipulated in the Bonus Plan referred to in Article 5.3 of this Agreement.

                                   Article VI
                                    BENEFITS

6.1 The Employee shall be entitled to receive the Benefits set out in Schedule "C" hereto, subject to the terms and conditions of any applicable benefit plan, as may be amended by the Corporation at its sole discretion from time to time.

                                   Article VII
                                  STOCK OPTIONS

7.1 The Employee may be granted stock options in the Shares of the Corporation from time to time, at the sole discretion of the Board of Directors of the Corporation. Any stock options granted to the Employee shall be subject to the terms and conditions of the Corporation's stock option plan, as may be amended by the Corporation at its sole discretion from time to time, and the terms and conditions of any applicable stock option agreement. Any stock option grant awarded to the Employee, together with the terms and conditions of the Corporation's Stock Option Plan shall be attached to this Agreement when granted, as Schedule "D".

7.2 The stock options that the Employee has been granted as set forth in the Option Agreements attached hereto as Schedule "D" which have not vested on the date the notice of the termination of employment of the Employee is given under article 9.1 (a) or article 10.2 of this Agreement, shall forthwith be accelerated. These accelerated options which will then be vested, as well as any then vested options which have not yet been exercised, will be exercisable up until the end of the time for exercising options as set out under the original Option Agreement under which they were granted as if the Employee's employment and/or office continued for the 30 days notice required under article 10.1 and the severance period applicable under the provisions of article 9 (a) (i) for the calculation of the retiring allowance. In the event the stock option plan under which the option agreements were granted needs to be amended, to put into effect the provisions of this article 7.2, then the Corporation agrees that on a best efforts basis it will make applications to the necessary regulatory authorities and stock exchanges to obtain the amendment of said stock option plan. In the event that for any reason the Corporation is not able to obtain the consent of the regulatory authorities and stock exchange to the amendment of the stock option plan as may be required by this article 7.2 , then Corporation agrees to compensate the Employee on the basis that the stock options shall notionally continue to exist for exercise under the provisions of this article
7.2 and Employee will still be notionally entitled to exercise his stock options as provided for in this article 7.2 , but instead of the Corporation issuing shares in the name of the Employee on the exercise of the option, it shall pay cash compensation to the Employee equivalent to the difference between the option price of the share option notionally exercised and the value of the shares of the Corporation as traded on the market at the close of trading on the day the notice of notional exercise of the option is given to the Corporation. All future share options agreements that shall be granted to the Employee by the Corporation shall be deemed to have been attached and form part of Schedule "D" and will be deemed to be subject to the terms of this article 7.2.


                                  Article VIII
                                    VACATION

8.1 The Employee shall be entitled to an annual vacation of 4 weeks. Vacation may be taken in such a manner and at such times as the Employee and the Corporation mutually agree. Effective January 1, 2003, the Employee shall be entitled to an annual vacation of 5 weeks. Effective January 1, 2005, the Employee shall be entitled to an annual vacation of 6 weeks.

                                   Article IX
                           TERMINATION BY CORPORATION

9.1 The Corporation shall be entitled to terminate this Agreement and the Employee's employment with the Corporation:

     (a) at any time, for any reason, upon written Notice to the Employee, in which case:

        (i) the Corporation shall pay to the Employee a lump sum retiring allowance ("Retiring Allowance") equal to the Monthly Remuneration immediately prior to the Termination Date, multiplied by 18, in full and final settlement of any claims by the Employee against the Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to any agreement between the Parties;

        (ii) the number of months set forth in Article 9.1(a)(i) shall be increased by one month per year of service commencing on January 1, 2003, increasing to 19 months, and then each and every year thereafter, and the number of months shall be capped at a total of 24 months, effective January 1, 2013;

        (iii) the Employee's right to receive the payment under this Article 9.1(a) shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the the obligation of the Corporation to make payments under this Article 9.1(a) shall be subject to any and all withholdings and deductions required to be made by the Corporation by law, subject to the Corporation that the Employee shall have the right, at the option of the Employee, (A) to receive such Retiring Allowance in a lump sum within 30 days following the Termination Date, or (B) to receive such Retiring Allowance in 12 equal consecutive monthly installments commencing the month immediately following the Termination Date, together with interest on the unpaid balance at the interest rate that the Corporation could obtain on 90 day Canada Treasury Bills at the close of market on the first business day of each month, or (C) to receive such Retirement Allowance in 24 equal consecutive monthly payments commencing the Termination Date together with interest on the unpaid balanced at the interest rate that the Corporation could obtain on 90 day Canada Treasury Bills at the close of market on the first business day of each month, or (D) to transfer such portion of the Retirement Allowance to a qualified deferred income tax shelter plan proposed by the Employee, or other plan by the employee to receive the Retiring Allowance in a tax effective manner, providing such proposals be in compliance with the provisions of the Income Tax Act (Canada) and the regulations thereunder, and then receive the balance as allowed per his election under A, B, or C of this Article 9.1(a)(iv);

        (iv) payment under this Article 9.1(a) shall be subject to the prior execution by the Employee of a release and indemnity in favour of the Corporation and any Related Corporations, in the form of the release that is attached hereto as Schedule "E";

        (v) for the purpose of calculating the Bonus Plan element of Remuneration in calculating the Retiring Allowance of Employee, should the employee be entitled to a Retiring Allowance during the period up to December 31st 2001 than the amount of the bonus to be included in the calculation of the Retiring Allowance will be that earned during the calendar year ending December 31st, 2001, and should the Employee be entitled to a Retiring Allowance during the period between January 1st, 2002 to December 31st 2002 then the amount of the bonus to be included in the calculation of the Retiring Allowance will be the average bonus earned during the calendar years ending December 31st, 2001 and December 31st, 2002, and should the employee be entitled to a Retiring Allowance in any year during the term of this agreement after December 31st 2002 then the amount of the bonus to be included in the calculation of the Retiring Allowance will be the average of the bonus earned during the two previous calendar years; and

        (vi) the Corporation shall have the right to set-off against any payments to the Employee under this Article 9.1(a) any amount which the Employee owes to the Corporation; or

     (b) at any time, without notice or payment in lieu of notice, for Cause.

                                   Article X
                             TERMINATION BY EMPLOYEE

10.1 The Employee may terminate this Agreement and his employment with the Corporation by providing 30 days' prior written Notice to the Corporation. Upon receipt of such Notice of termination by the Employee, the Corporation shall only be required to pay the Employee any Remuneration, and provide the Employee with any Benefits, earned up to the Termination Date, and may either require the Employee to continue to perform his duties until the completion of the Notice period, or dismiss the Employee at any time after receipt of the written Notice.

10.2 Subject to the conditions set out in Article 10.4, the Employee may terminate his employment with the Corporation immediately and receive 2 x the Retiring Allowance then stipulated under Article 9.1 (a), and the Employee shall also be entitled to the other payments then stipulated in Article 9.1(a), upon the occurrence of one of the following:

        (a) on written notice by the Employee, within 180 days of the Effective Date of the Change of Control of the Corporation, that the Employee has elected to terminate his employment pursuant to this Article 10.2(a) ; or

        (b) one or more of the Triggering Events [not including the Triggering Event set forth in Article 10.2 (a)], at any time within one year from the effective date of the Change of Control referred to in Article 10.2(a), in which case the Employee shall provide written Notice to the Corporation setting out the basis upon which he or she believes that a Change of Control and one of the Triggering Events have occurred. In the event that the Corporation disagrees that a Change of Control and/or one of the Triggering Events have occurred, then such dispute shall be resolved pursuant to the provisions of
Article 16.11 of this Agreement.

10.3 In the event that the Employee's employment is terminated with the Corporation in strict accordance with Article 10.2, and only in that event:

        (a) the Corporation shall pay to the Employee the Retiring Allowance and other amounts stipulated in Article 9.1(a) of this Agreement, in full and final settlement of any claims by the Employee against the Corporation or any Related Corporation, arising out of or in any way connected with the Employee's employment with the Corporation or the termination of the Employee's employment with the Corporation, whether at common law or under the provision of any statute or regulation, or pursuant to the terms of any agreement between the Parties;

        (b)       the Employee's right to receive the payment under this Article
                  10.3 shall not be subject to any duty to mitigate, nor affected by any actual mitigation by the Employee.

10.4 Payment under Article 10.3 shall be subject to the following conditions:

        (a) the prior execution by the Employee of a release and indemnity in favour of the Corporation and any Related Corporations, stipulated by Article 9.1(a)(v) of this Agreement;

        (b) the Employee's full cooperation and assistance in connection with any Change of Control or proposed Change of Control, to transfer the Employee's duties and responsibilities to a replacement, and the tendering by the Employee of his or her resignation from any position he or she may hold as an officer or a director of the Corporation and any Related Corporations, at such time as the Corporation may request, provided that this obligation shall not extend for more than 30 days after the Termination Date, and in the event that the Employee expends more than 10 hours of his time complying with this obligation, then the Corporation shall pay to the Employee a consulting fee in the amount of $150.00 per hour, plus G.S.T., for all hours expended by employees of the aforementioned 10 hour maximum. Consulting fees billed pursuant to this provision shall be rendered by issuance of an account to the Corporation stipulating the number of hours, the date on which they occurred, and providing the Corporation the G.S.T. registration number of the Employee, should such registration be required by law;

        (c) payment under Article 10.3 shall be made within ten (10) days after receipt by the Corporation of the written Notice referred to in Article 10.2;

        (d)    the obligation of the  Corporation to make payments under Article
               10.3 shall be subject to the provisions stipulated in Article 9.l(a)(iv) of this Agreement;

        (e) the Corporation shall have the right to set-off against any payments to the Employee under Article 10.3 any amount which the Employee owes to the Corporation; and

        (f) payment under Article 10.3 shall be in place of, and not in addition to, any other severance or termination payment in lieu of reasonable notice which may be made to the Employee pursuant to any other term or provision of this Agreement.

10.5 In the event that the Employee terminates his employment with the Corporation otherwise than in strict accordance with the requirements set out in
Article 10.2, the Corporation shall have no obligation to pay the Employee the sum of money set out in Article 10.3.

                                   Article XI
                 TERMINATION UPON DEATH OR PERMANENT DISABILITY

11.1 This Agreement shall automatically terminate upon the death of the Employee.

11.2 In the event that the Employee shall suffer a Permanent Disability, the Corporation may terminate this Agreement and the Employee's employment by providing at least 30 days prior written Notice to the Employee. Upon termination of the Employee's employment pursuant to this Article 11.2, the Corporation shall have no further obligation to the Employee, with the exception that the Employee shall continue to be entitled to such insurance benefits as may be provided pursuant to any long term disability plan and to any benefit or entitlement under any pension plan of the Corporation in which the Employee participates.

                                  Article XII
                  CONFIDENTIAL INFORMATION AND COMPANY PROPERTY

12.1 The Employee acknowledges and agrees that in performing the duties and responsibilities of his or her employment pursuant to this Agreement, he or she will occupy a position of high fiduciary trust and confidence with the
Corporation, pursuant to which he or she will develop and acquire wide experience and knowledge with respect to Confidential Information and the Business carried on by the Corporation and its Related Corporations, and the manner in which such Business is conducted. Accordingly, the Employee acknowledges and agrees that the execution by the Employee of the Confidentiality, Non-Disclosure and Non-Competition Agreement attached hereto as Schedule "F" shall be a condition precedent to this Agreement coming into force, and the strict observance of the requirements of the said Confidentiality Agreement shall be a condition of employment hereunder.

                                  Article XIII
                              CONFLICT OF INTEREST

13.1 The Employee shall not during the continuance of this Employment Agreement, either as a principal or agent, partner, or shareholder, or as a Director, Officer or Manager or Employee of a corporation or otherwise, carry on or be engaged or concerned or interested in any business which is in competition to the Business conducted by the Corporation or any Related Corporation. Notwithstanding the provisions of this Article 13.1, nothing set out in this
Article 13.1 shall prevent the Employee from being a shareholder only, holding not more than 2% of the outstanding shares of any company or corporation carrying on such a business and whose shares are listed on a recognized stock exchange in the United States of America or Canada.

13.2 In the event that the Employee determines that he has an interest as described above in sub- paragraph 13.1 or any other interest which might be in conflict with his obligations to Corporation, whether that conflict be apparent or real, Employee shall in writing disclose that interest to the the Board who shall then be requested to obtain and provide a legal opinion to the Employee and Corporation as to whether or not the interest declared constitutes a conflict of interest. During the period of time prior to the provision of said legal opinion, Employee shall be entitled to continue to fully participate in his duties as described hereunder with the proviso that in the event that any matter relating to the declared conflict of interest arises, the Employee shall recuse himself from any discussion in respect to that matter. The Employee shall provide a report in writing on a weekly basis until the legal opinion is received, of situations in which a recusal has taken place as required hereunder. Once the legal opinion has been received together with any recommendations in respect to the declared or apparent conflict of interest, Employee and the Board of Directors of the Corporation will conclude forthwith a mutually acceptable arrangement to ensure that any concerns that are raised by the legal opinion in respect to this matter are dealt with on a mutually satisfactory basis. Effective as of the effective date of this Employment Agreement, namely April 1, 2001, Employee declares that he knows of no conflict of interest or apparent conflict of interest that would be in violation of the provisions of Article 13.1, save those listed in Schedule "G" which is attached hereto, which declared conflicts of interest are waived by the Corporation, subject to the requirement of the Employee to comply with the requirements of
Article 13.2 of this Agreement in the event that such declared conflicts of interest in the course of the duties performed by the employees under this Agreement create an actual or potential conflict of interest, then in which case the requirements of Article 13.2 shall apply.

                                  Article XIV
                          INDEMNIFICATION AND INSURANCE

14.1 Subject to the requirements of the Act, the Corporation shall indemnify and save harmless the Employee from and against any personal liability which he incurs as a direct result of performing his or her employment duties on behalf of the Corporation, with the exception of the following:

        (a) any liability arising from the Employee's gross negligence or fraud or other acts of willful misfeasance; and

        (b) any liability which the Corporation is prohibited by law from assuming.

14.2 The provisions of this Article 14 shall remain in full force and effect notwithstanding the termination of this Agreement for any reason.

                                   Article XV
                                     NOTICES

15.1 Any Notice required to be given hereunder may be provided by personal delivery, by registered mail or by facsimile to the Parties hereto at the following addresses:

         To the Corporation:

         Cormax Business Solutions Ltd.
         810, 808 - 4th Avenue S.W.
         Calgary, Alberta
         T3P 3E8
         Attention:        Dan Meikleham

         Fax:     (403) 269-2346



         To the Employee:

         Todd Violette
         108 Hampshire Grove Nw
         Calgary, Alberta T3A 5A5


Any Notice, direction or other instrument shall, if delivered, be deemed to have been given and received on the business day on which it was so delivered, and if not a business day, then on the business day next following the day of delivery, and, if mailed, shall be deemed to have been given and received on the fifth day following the day on which it was so mailed, and, if sent by facsimile transmission, shall be deemed to have been given and received on the next business day following the day it was sent.

15.2     Either Party may change its address for Notice in the aforesaid manner.

                                   Article XVI
                                     GENERAL

16.1     Time shall be of the essence in this Agreement.

16.2 This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta, and subject to the provisions of Article 16.11 of this Agreement, the Parties hereby attorn to the jurisdiction of the Alberta Courts. Should any provision in this Agreement fail to comply with the requirements of the Alberta Employment Standards Code or the Alberta Human Rights, Citizenship and Multiculturalism Act, as amended, or other applicable legislation, the Agreement shall be interpreted and construed in accordance with those statutory requirements.

16.3 This Agreement and any other agreements expressly incorporated by reference herein, constitute the entire agreement between the Parties with respect to the subject matter hereof, and supercede and replace any and all prior agreements, undertakings, representations or negotiations pertaining to the subject matter of this Agreement. The Parties agree that they have not relied upon any verbal statements, representations, warranties or undertakings in order to enter into this Agreement. In the event of a conflict between this Agreement and any other agreement expressly incorporated by reference herein, the terms of this Agreement shall prevail.

16.4 This Agreement may not be amended or modified in any way except by written instrument signed by the Parties hereto. In the event that the Parties hereto wish to amend the terms of any of the Schedules annexed hereto, this shall be done by way of a written amending agreement (the "Amending Agreement") setting forth that the particular schedule or schedules being amended are amended per the terms of the schedule (s) attached to the Amending Agreement, but otherwise the terms of the Agreement will continue in full force and effect, mutatis mutandis, and both parties will then sign the Amending Agreement, and the Amending Agreement will then be attached to this Agreement and then each page of the Agreement and the Amending Agreement shall then be dated and initialed by the Parties hereto.

16.5 This Agreement shall enure to the benefit of and be binding upon the Parties hereto, together with their personal representatives, successors and permitted assigns.

16.6 This Agreement is a personal services agreement and may not be assigned by either Party without the prior written consent of the other Party.

16.7 The waiver by either Party of any breach of the provisions of this Agreement shall not operate or be construed as a waiver by that Party of any other breach of the same or any other provision of this Agreement. 16.8 The Parties agree to execute and deliver such further and other documents, and perform or cause to be performed such further and other acts and things as may be necessary or desirable in order to give full force and effect to this Agreement.

16.9 The Employee agrees that following the termination of the Employee's employment with the Corporation for any reason, the Employee shall tender his or her resignation from any position he or she may hold as an officer or director of the Corporation or any Related Corporation.

16.10 Should any provision in this Agreement be found to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of the Agreement shall not be affected or impaired thereby in any way.

16.11 Any dispute concerning the rights or obligations of the Parties to this Agreement, or concerning the interpretation, validity or enforcement of the Agreement, shall be submitted to binding arbitration in Calgary, Alberta before a single arbitrator pursuant to the Arbitration Act (Alberta). The decision of the arbitrator shall be final and binding on the Parties, and the successful Party shall be entitled to receive its solicitor and client legal costs and disbursements incurred in the arbitration.

         IN WITNESS WHEREOF the Parties hereto acknowledge and agree that they have read and understand the terms of this Agreement, and that they have had an opportunity to seek independent legal advice prior to entering into this Agreement, and that they have executed this Agreement with full force and effect from the date first written above.


                                     Cormax Business Solutions Inc.

                                     Per:     /s/ Dan Meikleham
                                              ----------------------------------
                                              Director

                                     Per:
                                              ----------------------------------
                                              Director
SIGNED, SEALED & DELIVERED
in the presence of:
/s/ Rick Shykora                     /s/ Todd Violette
---------------------------------    ------------------------------------------
Witness                              [EMPLOYEE]

                           SCHEDULE A - POSITION GUIDE

The role of President and CEO is summarized below. The intent of the Schedule is not to define specific duties but to provide a framework for operating.


1.       Set the direction with mission and vision
        - Push the Company into new areas in order to be innovative and competitive. - Lead the planning process to focus on both short term and long term goals. - Ensure a focus on customer satisfaction in all decision-making.

2.       Act as chief communicator
        - Keep important goals, facts and challenges in front of people, along with the mission, vision and company objectives, to gain alignment, understanding, involvement and commitment to action.
        - Promote effective and continuous two-way communication among all people in the company so everyone has the information needed to fully contribute to the mission and vision.
        -      Communicate with the Board of Directors as required.
        -      Represent the Company in external relationships.

3.       Cultivate the culture
        -      Set the tone and  ensure  retention  of the  corporate  values by setting an example and reinforcing these values in others.
        -      Instill  an   entrepreneurial   spirit  in  everyone  along  with
               accountability for results.

4.       Lead the Executive Management Team
        - Facilitate effective and creative interaction of the EMT as a model for all teams

        - Continuously build the capacity of the team to work effectively together to lead the company to higher levels of growth; ensure that all members are `team players" and support each other, while working in the best interests of the company as a whole.

5.       Manage corporate resources
        - Maintain a healthy financial picture that balances short and long-term needs.
        - Ensure the implementation of appropriate methods of measurement and control to ensure follow-through and accountability at all levels.
        - Ensure that all hiring practices focus on finding the right people with the best talents and fit with the culture and direction of the company.

6.       Design structure and business process to fit strategy and culture.
        -      Promote cross-functional "connectivity" in all departments.

        - Propose re-structuring when necessary, based on strategic needs, and ensure that new role definitions are clear and the change process is effectively managed.

7.       Engage in continuous learning

        - Search for and identify new ways to improve the company - Proactively ask for feedback and use it to make positive changes.


                                      Bonus

The following bonus shall apply to term of employment (pro-rated as required by commencement of employment).

The employee shall be paid a bonus calculated as follows. All amounts are expressed in US dollars unless otherwise stated. Revenue achievements shall be calculated for the 12-month period corresponding with the Corporation's fiscal year, prorated for the commencement of this Agreement or as otherwise agreed. Any bonuses payable shall be paid to the Employee within thirty days of the end of the fiscal quarter in which they are achieved.

        - For achieving of gross revenues from $0 to $1.0 million, no bonus shall be payable.
        - For achieving of net profit of at least $1.0 million, a cash bonus of $25,000 shall be payable PLUS;
        - For achieving of net profit of at least $2.5 million, a cash bonus of $50,000 shall be payable PLUS;
        - For achieving an annual (12 month) net profit greater than or equal to $5 million, an additional cash bonus equal to one percent (1.0%) of total net profit for the year shall be payable PLUS;
        - For achieving a net profit of at least $10 million, a cash bonus of $250,000 shall be paid.

        - For annual net profit in excess of $1.0 million, additional share options, priced at market, subject to the receipt of all required regulatory approvals, shall be granted to the Employee. The number of options to be granted is as follows:

        - Total amount of (in millions, rounded up or down to the nearest million) multiplied by 100,000 options. For example, an annual of $3.3 million, shall cause 300,000 options (3 X 100,000) to be granted, at market.

                                   SCHEDULE C

Benefits

Great West Life

Todd currently participates in a Health Plan made available to all Expanded Systems employees. The plan provides for comprehensive life, medical, dental, vision, and out of country coverage. The premiums are paid for by Expanded Systems with the exception of the Long Term Disability premium to be deducted from the employee's pay.

     Benefit Summary

     Employee Life Insurance : .....300% of annual  earnings to a max = $300,000
     Dependant Life Insurance : ....Spouse : $10,000, Child : $5000
     Accidental Death : ............amount equal to Life Insurance
     Long Term Disability : ........66.7% of the first $3,000 of monthly earn-
                                    ings plus 45% of the remainder to a max =
                                    $6,000 or 95% of your pre-disability take-
                                    home pay. To age 65 - Non taxable
     Healthcare : ..................No deductible : Details in attached
                                    "Selectpac" booklet
     Visioncare : ..................$150 / 2 years max
     Dentalcare : ..................Details included in "Selectpac" booklet.

Parking

Parking is provided for Todd Violette under the Joffre building located at #708 11th Ave. S.W. this fee is paid for by Expanded Systems currently at a rate of $140 per month.

Alberta Health Care Premiums

Employer paid Alberta HealthCare premiums


Annuity

After achieving one million dollars in net profit the employee is entitled to receive an annuity plan from the board of Directors.

                                  SCHEDULE "E"

                              RELEASE AND INDEMNITY


1.       RELEASE

IN CONSIDERATION of the payment to me by the Corporation in the total amount of _________, the receipt and sufficiency of which is hereby acknowledged, I, Todd Violette, do for myself and my heirs, executors, administrators and assigns (hereinafter collectively referred to as "I", "me" or "my"), forever release, remise and discharge the Corporation their subsidiaries, affiliates, predecessors, successors, divisions, joint venturers, business partners, parent companies and related companies, and all of their officers, directors, employees, agents, insurers, heirs, executors and assigns (hereinafter collectively referred to as the "Releasees"), jointly and severally from any and all actions, causes of action, contracts (whether express or implied), claims and demands for damages, loss or injury, suits, debts, sums of money, indemnity, expenses, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, which against the Releasees I have ever had, now have, or can hereafter have by reason of or arising out of any cause or causes whatsoever existing up to and inclusive of the date of this Release, including, without limiting the generality of the foregoing:

        (a)      my employment with Cormax;

        (b)      the termination of my employment with Cormax;

        (c) any and all claims for damages, salary, wages, termination pay, severance pay, vacation pay, commissions, bonuses, expenses, allowances, incentive payments, insurance, Group RRSP or any other benefits arising out of my employment with Cormax or the termination of my employment with Cormax; and

2.       NO ADMISSION

I acknowledge that the payment given to me pursuant to the above paragraph does not constitute any admission of liability by or on behalf of the Releasees.

3.       INDEMNITY FOR TAXES, ETC.

I further agree that for the aforesaid payment, I will save harmless and indemnify the Releasees from and against all claims, taxes, penalties or demands which may be made by the Minister of National Revenue requiring the Releasees to pay income tax under the Income Tax Act (Canada) in respect of all income tax payable by me in excess of the income tax previously withheld, and in respect of any and all claims, charges, taxes, penalties or demands which may be made on behalf of or related to the Employment Insurance Commission or the Canada Pension Commission under the applicable statutes and regulations, with respect to any amount which may, in the future, be found to be payable by the Releasees in respect of me.

4.       EMPLOYMENT STANDARDS

I acknowledge receipt of all wages, overtime pay, vacation pay, general holiday pay and pay in place of termination of employment that I am entitled to by virtue of the Alberta Employment Standards Code or pursuant to any other applicable labour or employment standards legislation, and I further confirm that there are no entitlements, overtime pay or wages due and owing to me by the Releasees.

5.       BENEFITS AND INSURANCE CLAIMS

I acknowledge and agree that the payment to me herein includes full compensation and consideration for the loss of my employment benefits and that all of my employment benefits shall cease on the date of termination of my employment. I acknowledge that I have received all benefit entitlements, including insurance benefits to date, and have no further claim against the Releasees for benefits. I fully accept sole responsibility to replace those benefits that I wish to continue and to exercise conversion privileges where applicable with respect to my employment benefits, or the loss of my employment benefits. I hereby release the Releasees from any further obligations or liabilities arising from my employment benefits.

6.       HUMAN RIGHTS

I agree that execution of this Release has the effect of precluding the consideration of any complaint by me pursuant to the Alberta Human Rights, Citizenship and Multiculturalism Act, or pursuant to any other applicable human rights legislation.

7.       CONFIDENTIALITY AND NON-DISCLOSURE

I recognize and acknowledge that during my employment with Cormax I had access to certain confidential and proprietary information, the disclosure of which would be harmful to the interests of Cormax and their clients. I acknowledge and agree that I have taken and will in future take appropriate precautions to safeguard the confidential information of Cormax. I further agree that I will not divulge or disclose, directly or indirectly, the contents of this Release or the terms of settlement relating to the termination of my employment with Cormax to any person except my legal and financial advisors on the condition that they maintain the confidentiality thereof, or as required by law.

8.       FURTHER CLAIMS

I agree not to make any claim or take any proceedings against any other person or corporation that might claim contribution or indemnity under the provisions of any statute or otherwise against any of the Releasees.

9.       UNDERSTANDING

AND I HEREBY DECLARE that I have had the opportunity to seek independent legal advice with respect to the matters addressed in this Release and the terms of settlement which have been agreed to by me and the Releasees and that I fully understand this Release and the terms of settlement. I have not been influenced by any representations or statements made by or on behalf of the Releasees. I hereby voluntarily accept the said terms for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid.

10.      COMPLETE AGREEMENT

I understand and agree that this Release and the Settlement Agreement attached hereto contain the entire agreement between the Releasees and myself and that the terms of this Release and the Settlement Agreement are contractual and not a mere recital.



         DATED at the City of Calgary, in the Province of Alberta, this ________ day of _______________, 2001.

                                  SCHEDULE "F"

                         EMPLOYEE CONFIDENTIALITY, NON-
                    DISCLOSURE AND NON-COMPETITION AGREEMENT

                      This agreement is made effective on the _11th_ day of __April__, 2001.

BETWEEN:

                         CORMAX BUSINESS SOLUTIONS INC.
                               (the "Corporation")

                                     - and -

                      __________Todd Violette ____________

                                (the "Employee")

         WHEREAS, the Employee is desirous of entering into an association with the Corporation and the Corporation is desirous of being associated with the Employee.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:


1.       DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

         "Agreement" - means this employee  Confidentiality,  Non-Disclosure and
         Non-Competition   Agreement   made   effective   the  __11th__  day  of
         ____April_____, 2001.

         "Client" - means those persons, firms or corporations which have requested, or to whom the Corporation has made a proposal to provide goods, services, information or technical expertise whether for remuneration or not; and specifically includes the identity or name of such client;

         "Employment Agreement" - means that Employment Agreement between the Corporation and the Employee dated the __11th__ day of ___April___, 2001.

         "Functional specifications" - means the functional specifications prepared by or provided to the Corporation for use in the design of Programs written or to be written for a client and includes menu and screen designs, hardware system analysis, flowcharts, algorithms, database design, specifications, manuals, printouts, notes, annotations, lay-outs, cards, card decks, charts and other like material and documentations, together with all included information, and know-how (technical or otherwise);

         "Implementations plans" - means the time schedules for the completion of proposals, projects or the preparation and delivery of programs or services by the Corporation;

         "Information" - means programs, functional specifications, implementation plans, operating manuals, trade secrets, proprietary and confidential information of the Corporation (which specifically includes clients) together with any and all other information disclosed to the Employee by the corporation which relates to the past, present and future research, development and business activities of the Corporation or its clients;

         "Operating manuals" - means the operational and technical manuals prepared by the Corporation which describe overviews of the operation of the Functional specifications and Programs and includes instruction to users and/or technicians;

         "Programs" - means any application or operating system software, firmware, programs or portions thereof, user interfaces, programmers libraries of routines and subroutines, etc. written, enhanced or assembled by the Corporation; "Services" - means any activities carried on by the Corporation in the performance of its business obligations, whether or not such services are provided by the Corporation to any client; "Source Code" - means the source codes of the Programs in either eye-readable form in the language or languages used for the programs or in machine readable form (whether complied or not);

         "Trade Secrets" - means that information used by the Corporation which may be available, or disclosed by the Corporation or obtained through observation or examination of the Corporation's customers or suppliers, but which information is not disclosed to clients or third parties.

2.       AGGREEMENT AS A CONDITION OF ASSOCIATION

         As a condition of the association of the undersigned, the Corporation required the undersigned to agree to protect the confidentiality of the business of Cormax and of the Information obtained through association with the Corporation which relates to the Corporation or its clients. This Agreement contains the terms, obligations, duties and covenants which are intended to insure this confidentiality.

3.       WARRANTIES AND REPRESENTATIONS

3.1      The   Employee   warrants,   covenants   and  agrees  to  protect   the
         confidentiality of the Information and the business carried on by the Corporation and of the nature and particulars of the work the Employee may be required to perform for the Corporation or its clients, including the identity of such clients and suppliers and any information the Corporation has received from the other sources which the Corporation is obligated to treat as confidential or proprietary. If there is any question as to what comprises such confidential or proprietary information, the Employee agrees to immediately inform a director or officer of the Corporation.

3.2      The Employee warrants and represents to the Corporation:

        (a) that during the course of the Employee's employment with the Corporation under the Employment Contract and for that further period specified in Section 4.5 of this Agreement, the Employee agrees always to act in good faith and in the best interest of the Corporation;

        (b) the Employee is not currently bound by any other association or engagement or agreement, restrictions or obligations which do, or would, in any way interfere or be inconsistent with the services to be furnished by the Employee to the Corporation under the Employment Agreement, in whatever capacity;

        (c) the Employee is free to enter into and remain in association with the Corporation in the capacity outlined in the Employment Agreement;

        (d) the services and work-product the Employee provides to the Corporation will be original with the Employee, or derivative of the Corporation's business, and that nor portion of such services or work-product, or its use or distribution by the Corporation, will violate or is protected by the right, title, interest or similar right of any third person or entity.

3.3      The  Employee  warrants  and  represents  to the  Corporation  that the
         Employee  is  capable  of  entering  into  this   Agreement   with  the
         Corporation in every and all respects.

4.       NON-DISCLOSURE INFORMATION

4.1 While employed by the Corporation under the Employment Contract, and for that further period specified in Section 4.5 of this Agreement, the Employee shall not disclose or use the information except as required in the Employee's performance of his duties to the Corporation.

4.2 While employed by the Corporation, and for that further period specified in Section 4.5, the Employee shall take all reasonable precautions to prevent any other person or entity with which the Employee is or may become associated as supervisor, employee, owner or otherwise from acquiring such Information from or through the Employee and / or using or divulging such Information at any time.
4.3      Information as used herein shall not mean to refer to information:

        (a)    previously   known  to  the  Employee   without   obligations  of
               confidence;

        (b) without breach of this Agreement, is publicly disclosed either prior or subsequent to the Employee's receipt of such information by or from the Corporation; or

        (c) is rightfully received by the Employee from a third party without obligation or confidence.

4.4 In the event of the loss of any item containing such Information, the Employee shall promptly notify the Corporation in writing of such loss, describing the item and its contents.

4.5 At any time from and after the date the Employee ceases to be employed by the Corporation regardless of the reason or cause for the cessation of employment, the Employee agrees to hold all such Information in trust and confidence for the Corporation and not to use such information other than for the benefit of the Corporation and the determination of what constitutes a benefit of the Corporation shall be in the sole opinion of the Corporation.

4.6 Except as may be authorized in writing signed by an officer or director of the Corporation during such period of time as set out in Section 4.5, the Employee agrees not to disclose or divulge any Information, by publication or otherwise, to any person or entity.

4.7 Promptly upon cessation of the Employee's employment by the Corporation in whatever capacity and for whatever or cause, the Employee shall give to the Employee's supervisor or to an officer or director of the Corporation all Information embodied in written or descriptive form, including but not limited to originals and copies thereof, drawings, blueprints, descriptions, lists, charts, graphs, codes, and all other papers, documents, tapes or any other media which contain any such Information.

5.       NON-COMPETITION

5.1 While the Employee is employed by the Corporation the Employee agrees to not, without the written consent of the Corporation first had and obtained, which consent may be arbitrarily and unreasonably withheld:

        (a) work independently, or as a part-time or full-time employee of an independent contractor, for or as a consultant to any person or entity, who or which directly competes with the Corporation in respect to business clients, or information in which the Corporation does business or in which the Corporation had or has invested time, effort or money (referring to that time during which the Employee was employed by the Corporation); or

        (b) either directly or indirectly, as principle or agent, partner, employee or as a shareholder or in any other capacity whatsoever, alone or in association with any other person, firm or corporation, carry on or be engaged or be financially concerned or interested with or in any operations, activities or businesses in competition with the business of the Corporation, or

        (c) solicit any customer, client, employee or consultant employed, engaged or doing business with the Corporation.

5.2 For the purposes of this Section 5, a competing person or entity, means any person or entity, whether for profit or no-for-profit, who is involved in operations, activities or business in competition with the business of the Corporation in which the Employee worked in respect to which the Employee has received information;

5.3 Provided that if the Corporation terminates the Employment Agreement without just cause or the Employee terminates the Employment Agreement with cause, the Employee shall not be bound by the terms and conditions of this Agreement as it relates to non-competition, specifically but not limited to Section 5.1 of this Agreement.

6.       PROPRIETARY RIGHTS TO INTELLECTUAL PROPERTY

6.1. The Employee agrees the copyright and all other intellectual property rights of whatever nature in any and all Information prepared by the Employee during the course of association with the Corporation, whether or not such information or material is prepared on or off the premises of the Corporation, shall belong exclusively to the Corporation be deemed to be works made for hire.

6.2 To the extent that any items may not, by operation of law, be works made for hire, the Employee hereby irrevocably transfers and assigns to the Corporation the ownership of all right, title, and interest in such items, including but not limited to copyright, and the corporation shall have the right to obtain and hold in its own name copyright or other protection which may be available or become available in the items. The Employee agrees to give the Corporation, its designees or assignees all assistance reasonably required to perfect such rights, titles and interests.

6.3 Generally and with regard to Section 6.1 above, the Employee shall disclose promptly to the Corporation all inventions, discoveries, formulas, processes, designs, trade secrets and other useful information and know-how made, discovered or developed by the Employee either alone or in conjunction with any other person or entity during the term of the Employee's association with the Corporation that are based on, derived from or make use of any information disclosed to or acquired by the Employee during his term of association with the Corporation. All the foregoing shall for the purposed herein be defined and considered as Information.

6.4 Notwithstanding any other provision of this Agreement, whether or not still in association with the Corporation, the Employee shall have no right to use the Corporation's name, trade, or service marks whether existing pursuant to common law, provincial or federal statute, rules, or regulations, this Agreement, or the services performed by the Employee to the Corporation, directly or indirectly, in connection with any production, promotion or publications, without the prior written approval of an officer or director of the Corporation.

7.       TERMINATION OF EMPLOYMENT AND EFFECT OF TERMINATION

7.1 In order to permit the corporation to enforce its rights and interests pursuant to this Agreement, the Employee agrees that for a period of one (1) year from the termination of the Employee's employment with the Corporation, except in the circumstances set out in Section 5.3 of this Agreement; the Employee shall give written notice to the Corporation as to the Employee's then current residence(s) and then current work address(es).

7.2 Any termination of the employment of the Employee (howsoever occasioned) shall not affect any accrued rights or liabilities of either party nor shall such termination affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination. All the foregoing warranties, covenants and obligations particularly those in Sections 3, 4, 5, 6 and 7 shall survive any termination of such employment.

7.3 The Employee shall at no time interfere with, frustrate or hinder the Corporation in the performance of the Corporation's rights under this Agreement.

7.4 The Employee agrees that all restrictions contained in Section 4, 5 and 6 are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by the Employee.

7.5 The Employee agrees that the remedy at law for any breach by the Employee of Sections 4, 5 and 6 of this Agreement will be inadequate and that the Corporation, on any application to a court, shall be entitled to temporary and permanent injunctive relief against the Employee without the necessity of proving actual damage to the Corporation.

7.6 In the event of an actual or threatened breach by the employee of any provision of this Agreement, the Corporation shall be entitled to both legal and equitable relief. Nothing herein shall be construed as prohibiting the Corporation from pursuing any of its available remedies arising from such breach or threatened breach including recovery of damages, and where applicable, injunctive relief to restrain such breach or threatened breach.

8.       FURTHER ASSURANCES

8.1 If any provision of this Agreement, shall be held unenforceable, the unenforceable portion shall be deemed severable and the remainder of the provision or any portion of this Agreement shall remain in full force and effect.

8.2 This Agreement may be assigned by the Corporation to any of its sub-sidiaries or to a successor to all or substantially all of the assets and business of the Corporation.

8.3 The Employee shall not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of the Corporation.

8.4 The Agreement shall be binding on and enure to the benefit of the successors and assigns of the Corporation and the heirs, executors, administrators, permitted successors and assigns of the Employee.

8.5 This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Province of Alberta and each of the parties herby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Alberta.

8.6 The parties shall execute and do all such further deeds, documents and things as may be necessary to carry out the provisions of this Agreement.

8.7 Should any portion of this Agreement be subject to court proceeding or litigation of any nature involving legal counsel, the party in breach of this Agreement shall bear all legal costs involved, on a solicitor and his own client basis.

8.8      Time is of the essence in this Agreement.

8.9      The undersigned Employee hereby acknowledges and confirms that:

        (a) prior to execution and delivery of this Agreement the Employee has been advised to seek independent legal advice in connection with this Agreement and has either:

                (i)  obtained such independent legal action; or


        (b) Employee has executed this Agreement voluntarily with full knowledge of its terms and conditions.



            IN WITNESS the undersigned has executed this Agreement this __11__ day of __April__, 2001.



                                               CORMAX BUSINESS SOLUTIONS LTD.

/s/ Rick Shykora                              /s/ Dan Meikleham
_______________________________________ Per:___________________________________
WITNESS


             IN WITNESS the undersigned has executed this Agreement this _11_ day of __April__, 2001.




/s/ Rick Shykora                                     /s/ Todd Violette
-----------------------------------------   ------------------------------------
WITNESS                                              ("Employee")



I have received a signed copy of this Agreement this __11th__ day of __April__, 2001.


/s/ Todd Violette
___________________________________________ ("Employee")